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                                                                   EXHIBIT 10.15
                       FULLY DISCLOSED CLEARING AGREEMENT

This Agreement, made this 31 day of July, 1997, between MORGAN STANLEY & CO. INCORPORATED (the "Clearing Broker") and EURO BROKERS MAXCOR INC. (the "Introducing Broker"), sets forth the terms and conditions under which the Clearing Broker will provide execution and clearing services, as principal, on a fully disclosed basis, for certain customer and proprietary accounts of the Introducing Broker.

I.   SERVICES TO BE PROVIDED BY THE CLEARING BROKER

A. SERVICES TO BE PROVIDED. Subject to the terms and conditions of this Agreement and to the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Advisers Act of 1940, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Government Securities Act of 1986, as amended, or any rules or regulations under any of the foregoing, and to any other applicable law, rule or regulation, federal, state or local, including the rules of the Board of Governors of the Federal Reserve System, and to any applicable constitution, by-law, rule, regulation, or stated policy or practice of any securities exchange or association or other regulatory or self-regulatory body or agency (collectively, the "Laws and Regulations"), the Clearing Broker will provide the following services to the Introducing Broker with respect to the securities and other investment instruments listed on Schedule A attached hereto:

     1. EXECUTION AND CLEARANCE. Subject to the terms and conditions hereof, the Clearing Broker will execute and/or clear orders, on a fully disclosed basis, that are transmitted by the Introducing Broker to the Clearing Broker for such customers' or proprietary accounts of the Introducing Broker as have been accepted by the Clearing Broker, pursuant to Article III. Section A.1 below. These accounts are hereinafter referred to as the "Introduced Accounts" and the beneficial owners thereof (except for Introduced Accounts that are proprietary accounts of the Introducing Broker) are hereinafter referred to as the "Customers." Unless otherwise mutually agreed to in writing, the Clearing Broker will only execute and/or clear paired or "riskless" purchases and sales of orders initiated by the Introducing Broker between an Introduced Account and the Clearing Broker on the one hand, and the Clearing Broker and another Introduced Account on the other, in accordance with the terms of this Agreement. The Clearing Broker's obligation to clear a transaction for an Introduced Account as principal is subject to the Clearing Broker having matched or affirmed the transaction by telephone or through a recognized matching/comparison system (e.g., Euroclear, Cedel, DTC, GSCC, or such other system agreed to by the Clearing Broker from time to time) applicable to that transaction. The Clearing Broker agrees to use its reasonable best efforts to match/confirm promptly all orders for Qualifying Transactions (as such term is defined in the Principal Letter attached hereto as Exhibit A) received, so that an unmatched trade report is current and can be generated promptly on T+1. In addition, to permit timely intraday monitoring of matching and comparison, the Clearing Broker agrees to give the Introducing Broker access to live data through Euroclear and other appropriate terminals installed by the Clearing Broker at the Introducing


Broker's place of business. Such terminals will reflect activity in sub-accounts of the Clearing Broker's accounts at Euroclear and other clearing corporations as are used for settling transactions under this Agreement. To the extent the Clearing Broker provides the Introducing Broker with electronic order entry devices to route orders to the New York Stock Exchange Inc. (the "NYSE"), the Introducing Broker shall adopt written compliance procedures for entering orders into such devices.

     2.  CONFIRMATIONS AND STATEMENTS.

         i) The Clearing Broker will prepare and mail confirmations, notices, and monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any quarter covered by such statement) directly to every Introduced Account on the Clearing Broker's forms for such purposes.

         ii) The Introducing Broker shall provide to the Clearing Broker information with respect to each transaction executed in an Introduced Account so that the Clearing Broker can include information required by Rule 10b-10 of the 1934 Act, as well as information required by any other applicable Laws and Regulations, on the confirmation it

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                generates. It is understood that such confirmations will reflect that the transaction has been introduced to the Clearing Broker through the Introducing Broker. The Introducing Broker acknowledges that the data it provides for inclusion on such confirmations, notices, and statements shall be accurate and complete.

       iii) Unless otherwise agreed, the Clearing Broker will supply the Introducing Broker on each business day with copies of Customer confirmations, margin activity statements, money lines, daily fail reports, daily unmatched reports and daily commission detail reports. Unless the Introducing Broker notifies the Clearing Broker within a reasonable time (and for the purposes hereof, other than the daily commission detail, a period of one
                (1) business day after receipt of such information shall generally be deemed to be a reasonable time) of mistakes or discrepancies in the above-described reports and information, the Clearing Broker shall be entitled to consider all such information supplied to the Introducing Broker to be correct.

     3. CASHIERING FUNCTIONS. The Clearing Broker will engage in all cashiering functions for the Introduced Accounts, including the receipt, delivery, and transfer of securities purchased, sold, borrowed, and loaned, the making and receipt of payments therefor, the custody of securities and payments so received, the handling of margin accounts, the receipt and distribution of dividends and other distributions, the processing of exchange offers, rights offerings, warrants, tender offers, and redemptions, and such other functions as may be agreed upon by the parties; provided, however, that if mutually agreed to by the Introducing Broker and the Clearing Broker, cashiering functions with respect to receipt of cash and securities may be performed directly by the Introducing Broker.

     4. BOOKS AND RECORDS. The Clearing Broker will establish and maintain all prescribed books and records of transactions executed or cleared through it that are not specifically assigned to the Introducing Broker pursuant to the terms of this Agreement, including a stock record, a daily record of required margin, and other information required by applicable Laws and Regulations, including Rule 17a-3 under the 1934 Act, Rule 432(a) of the rules (the "Rules") of the Board of Directors of the NYSE, or by the constitution, by-laws, rules, regulations, or stated policies or practices of any other securities exchange (the "Standards"), including but not limited to any national securities exchange registered under the 1934 Act (a "National Securities Exchange").

     5. LAWS AND REGULATIONS. To the extent the Clearing Broker is responsible for compliance with any applicable Rules, Standards and Laws and Regulations and has not under this Agreement delegated such responsibility to the Introducing Broker, the Introducing Broker shall not be responsible for the Clearing Broker's compliance with such Rules, Standards and Laws and Regulations.

B. SERVICES NOT TO BE PROVIDED. Unless otherwise agreed to in writing, the Clearing Broker shall not provide to the Introducing Broker any services that are not specifically set forth in this Agreement, including, but not limited to, the following:

     1. clearing, execution, accounting, bookkeeping or recordkeeping, cashiering, or any other services with respect to commodities transactions, including contracts for future delivery of commodities and options on such contracts or on commodities, or any other transactions not involving securities or other instruments listed on Schedule A hereto;

     2. preparation of the Introducing Broker's payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto;

     3. preparation or issuance of checks in payment of the Introducing Broker's expenses, other than expenses incurred by the Clearing Broker on behalf of the Introducing Broker pursuant to this Agreement;

     4. payment of commission, salaries, or other remuneration to the Introducing Broker's employees;

     5. preparation and filing of reports with the Securities and Exchange Commission (the "SEC"), the NYSE, any state securities commission, any National Securities Exchange, or other securities exchange, securities association, or other regulatory or self-regulatory body or agency for which the Introducing Broker or any Introduced Account is responsible; provided, however, that (a) the Clearing Broker shall at the request of the Introducing Broker, promptly cooperate in providing the Introducing Broker with any necessary information and

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data contained in records kept by the Clearing Broker and not otherwise available to the Introducing Broker for use in Introducing Broker's preparation of such reports, and (b) the Introducing Broker shall be responsible for any costs incurred by the Clearing Broker in connection with the preparation and provision of such information if such request is non-routine and extraordinary.

     6. verification of the address changes of any Introduced Account, unless Clearing Broker fails to forward to the Introducing Broker any such address change received directly by the Clearing Broker.

     7. obtaining, verifying, and interpreting account information, and ensuring that such information meets the requirements of Rule 405(1) of the Rules, the Standards and any other Laws and Regulations;

     8. maintaining records of personal and financial information concerning any Introduced Account and orders received therefor, and maintaining all documents and agreements executed by any Introduced Account that in each case are required to be maintained by the Introducing Broker;

     9. holding for safekeeping the securities of any Introduced Account registered in the name of the Customer;

     10. accepting deposits from the Introducing Broker in the form of cash;
or

     11. verification of changes in the identity or address of any person holding any power of attorney over any Introduced Account, unless the Clearing Broker fails to forward to the Introducing Broker any such change received directly by the Clearing Broker.

C. SERVICES LIMITED TO CLEARING FUNCTIONS. The Clearing Broker shall limit its services pursuant to the terms of this Agreement to that of the execution/clearing functions and related services expressly set forth herein and the Introducing Broker shall not hold itself out as an agent of the Clearing Broker or of any company affiliated or associated with the Clearing Broker. Neither this Agreement nor any operation hereunder shall create a general or limited partnership, association, joint venture, branch, or agency relationship between the Introducing Broker and the Clearing Broker.

D. NO DUTY TO INVESTIGATE. The Clearing Broker will have no obligation to the Introducing Broker to make any investigation into the facts surrounding any transaction that it may have with the Introducing Broker on a principal or agency basis or that the Introducing Broker may have with its Customers or other persons, nor will the Clearing Broker be under any responsibility for compliance by the Introducing Broker with any Rules, Standards, or Laws and Regulations that may be applicable to the Introducing Broker with respect to any Introduced Account.

E. SIPC. The Clearing Broker and the Introducing Broker hereby agree that for the purposes of the financial responsibility rules and the Securities Investor Protection Act, the Introduced Accounts shall be considered to be accounts of the Clearing Broker and not the Introducing Broker. Nothing in this paragraph shall otherwise change or affect the provisions of this Agreement that provide that an Introduced Account is the Introducing Broker's account for any other purpose or to negate the intent of any other section of this Agreement, including but not limited to the delineation of responsibilities as set forth elsewhere in this Agreement.

II.   COLLATERAL ACCOUNT, CLEARING FEES, INTEREST CHARGES, AND COMMISSIONS

A.   THE COLLATERAL ACCOUNT

     1. To ensure the Introducing Broker's performance of its obligations under this Agreement, including but not limited to the indemnification obligations under Article VII hereof, the Introducing Broker shall, on or before the agreed date of commencement of services under this Agreement, establish an account at the Clearing Broker (the "Collateral Account"). The Collateral Account shall at all times contain cash, securities issued or guaranteed as to principal and interest by the government of the United States of America and having a maturity of ten years or less, or a combination of both, having a loan value, as defined by house requirements of the Clearing Broker, of $2,000,000, as adjusted from time to time (the "Clearing Deposit"). The Collateral Account shall not be deemed to be margin for any Introduced Account and shall not in any way constitute an ownership interest in the Clearing Broker. The Clearing Broker shall pay interest to the Introducing Broker on the cash held from time to time in the Collateral Account at a rate listed on Schedule A hereto. The Clearing Broker shall have the right, in its

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reasonable discretion, to increase upon notice, the amount of the Clearing
Deposit to be maintained with the Clearing Broker by the Introducing Broker to reflect materially changed conditions relating to the Introducing Broker or its business or an unusually high number or value of unresolved errors with respect to transactions forwarded by the Introducing Broker. Upon the cessation or amelioration of such conditions, the Clearing Broker shall reinstate the original, or reduce the, as the case may be, amount of the Clearing Deposit. Cash or securities in the Collateral Account equal to the required Clearing Deposit shall not be withdrawn by the Introducing Broker without the consent of the Clearing Broker.

     2. Unless otherwise mutually agreed, all transfers of funds by the Introducing Broker to the Collateral Account shall be in immediately available funds. All securities transferred by the Introducing Broker to the Collateral Account (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or
(iii) shall be transferred by any other method acceptable to the Clearing Broker. As used herein with respect to securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code.

B.   CLEARING FEES/MINIMUM MONTHLY COMPENSATION/OFFSETS IN THE EVENT OF A
     DEFAULT.


     1. The Introducing Broker agrees to pay the Clearing Broker for its services pursuant to this Agreement such amounts as are set forth in Schedule A hereto. After the first year of service under this Agreement, said compensation schedules may be changed by the Clearing Broker at any time on sixty (60) days' prior written notice to the Introducing Broker or from time to time as may be agreed to in writing by the Introducing Broker and the Clearing Broker; provided, however, that with respect to the Clearing Broker's charges for services in connection with the clearance of securities transactions executed in local emerging markets, such charges may be changed upon thirty (30) days' prior written notice during the first year of services hereunder.

     2. Commissions and/or spread revenue shall be credited with interest daily at the rate listed in Schedule A attached hereto. The Clearing Broker will remit to the Introducing Broker spread and/or commission revenue, and any interest earned thereon, due the Introducing Broker on a weekly basis, after deduction of the following:

         i) all clearing and other charges, costs, or expenses due the Clearing Broker in accordance with the terms of this Agreement; and

         ii) all amounts due the Clearing Broker by the Introducing Broker arising from any losses, liabilities, or damages in accordance with the terms of this Agreement. The Introducing Broker hereby grants the Clearing Broker a security interest in all of the assets of the Introducing Broker in the possession of the Clearing Broker (including the Clearing Deposit and any after-acquired property) as security for the repayment of all of the Introducing Broker's obligations and liabilities under this Agreement to the Clearing Broker.

     3. In the event that the Introducing Broker defaults (as defined in Article IX below), the Clearing Broker shall immediately offset any and all liabilities, costs, or expenses due it from the Introducing Broker under this Agreement against spread and/or commission revenue due the Introducing Broker or the Clearing Deposit or, to the extent that the foregoing are insufficient, any other assets of the Introducing Broker then in the possession of the Clearing Broker.

     4. The Clearing Broker agrees that its security rights under Sections 2 and 3 above shall apply with respect to the assets of the Introducing Broker only.

     5. Within thirty (30) days of the termination of this Agreement, the Clearing Broker will (a) effect the payment and delivery to Introducing Firm of the funds and/or securities in the Collateral Account, less any amounts the Clearing Broker is entitled to offset under Section B.3 of this Article II; provided, however, that the Clearing Broker may retain in the Collateral Account such amount as it reasonably deems

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appropriate for its protection from any claim or proceeding of any type then threatened or pending, until the final determination thereof is made.

C.   INTEREST CHARGES/OTHER CHARGES TO INTRODUCED ACCOUNTS.

     1. As between the Introducing Broker and the Clearing Broker, interest charged on debit balances in any Customer Introduced Account shall be retained by the Clearing Broker and interest paid or credit given for any credit balances that from time to time may be left on deposit in Customers' Introduced Accounts with the Clearing Broker shall be at the discretion of the Clearing Broker, and interest paid or credit given for any credit balances that from time to time may be left on deposit in the Introducing Broker's proprietary Introduced Accounts with the Clearing Broker shall be credited at the rate listed on Schedule A hereto, and shall be remitted to the Introducing Broker as reasonably requested by the Introducing Broker.

     2. The Introducing Broker and the Clearing Broker shall reasonably cooperate with and assist each other in attempting to recover from any Introduced Account carried by the Clearing Broker any loss or liability incurred by the Clearing Broker or the Introducing Broker (including those resulting from Article VII below) as a result of any default or failure to perform (or other acts of omissions) by any Introduced Account.

D. COMMISSIONS AND MARK-UPS. The Clearing Broker shall not exercise any control or influence over the commissions, mark-ups, or other charges or expenses imposed by the Introducing Broker upon the Introduced Accounts. The Clearing Broker shall charge each of the Introduced Accounts such commissions, mark-ups, charges, and expenses as the Introducing Broker directs in writing; provided, however, that such commissions, mark-ups, charges, and expenses shall be implemented (i) only to the extent they are within the usual and normal capabilities of the Clearing Broker's dataprocessing and operations systems, and
(ii) to the extent of changes therein only after such reasonable time as the Clearing Broker may reasonably deem necessary to avoid disruption of its normal operating capabilities. Further, the Introducing Broker shall be responsible for all costs, if any, associated with any modifications to the Clearing Broker's systems and procedures which may be necessary to accommodate the Introducing Broker if such request is non-routine and extraordinary in nature.

E. FEES NOT TO CONTRAVENE RULES. In no event shall the fees charged for the services rendered pursuant to this Agreement be in contravention of the Rules, Standards or Laws and Regulations. In the event that such fees are deemed by the Clearing Broker to be in contravention of the Rules, Standards or Laws and Regulations, they shall be replaced with fees mutually agreed upon by the Clearing Broker and the Introducing Broker.

III. PROCEDURES FOR INTRODUCED ACCOUNTS

A.   OPENING ACCOUNTS.

     1.  OPENING INTRODUCED ACCOUNTS. At the time of the opening of each prospective Introduced Account, the Introducing Broker shall submit to the Clearing Broker a completed new account form on such forms as the Clearing Broker will supply to the Introducing Broker or the Introducing Broker shall otherwise provide new account information to the Clearing Broker by such process and/or in such format as may be mutually agreed. The Clearing Broker shall promptly make such credit and other review of the prospective Introduced Account as it deems necessary and promptly thereafter notify the Introducing Broker of its acceptance (together with relevant account numbers at the Clearing Broker for such Introduced Account) or non-acceptance thereof (together with the reasons therefor).

     2. CUSTOMER AGREEMENTS AND SUPPLEMENTARY DOCUMENTATION. The Clearing Broker shall supply to the Introducing Broker any other additional or supplementary documentation or information that the Clearing Broker may reasonably request the Introducing Broker to obtain from the Customer, including, but not limited to, a cash account agreement on a form approved by the Clearing Broker ("Cash Account Agreement"), and all documents the Clearing Broker sends directly to the Customer. At the time of the opening of Introduced Accounts that are margin accounts, the Introducing Broker or the Introduced Account shall furnish the Clearing Broker with executed margin agreements on a form to be provided by

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     the Clearing Broker (the "Margin Agreement"). If any Introduced Account has
     been opened without the Clearing Broker having previously received the foregoing information or documents, failure of the Clearing Broker to receive such information or documents, or the fact that the Clearing Broker has notified the Introducing Broker of its acceptance of the Introduced Account under Article III Section A.1. above, shall not be deemed to be a waiver of the information or documentation requirements set forth herein. With respect to each Introduced Account that is a proprietary account of the Introducing Broker, an executed Margin Agreement shall be furnished to the Clearing Broker, as applicable, and any such Margin Agreement, as amended from time to time, is incorporated by reference herein. Upon the reasonable request of the Clearing Broker, the Introducing Broker shall furnish the Clearing Broker with any other additional or supplementary documents and agreements executed by the Introduced Account on forms supplied by the Clearing Broker that the Clearing Broker may require in connection with the opening, operating or maintaining of Introduced Accounts. The Clearing Broker may, at its option, mail Cash Account Agreements, Margin Agreements or other documentation directly to the Introduced Accounts upon notification by the Introducing Broker. The Introducing Broker shall promptly provide the Clearing Broker with basic data and copies of documents relating to each of the Introduced Accounts, including, but not limited to, copies of records of any receipts of the Introduced Accounts' funds or securities received directly by the Introducing Broker, as shall be necessary for the Clearing Broker to discharge its obligations hereunder.

     3. PRINCIPAL LETTERS. With respect to each prospective Introduced Account submitted by the Introducing Broker to the Clearing Broker, the Clearing

     Broker shall, upon acceptance thereof as an Introduced Account, deliver to such Introduced Account a principal letter (a "Principal Letter") either
     (i) for those Customers who are dealers, in the form attached hereto as Exhibit A, or (ii) for all other Customers, in the form attached hereto as Exhibit B. The contents of the forms of Principal Letter are incorporated herein by reference and may be amended from time to time by mutual agreement of the Clearing Broker and the Introducing Broker. The Clearing Broker shall forward to the Introducing Broker a copy of each Principal Letter countersigned by a Customer.

     4.  FAILURE TO COMPLY WITH DOCUMENTATION REQUIREMENTS.

         i) If the documents necessary to comply with the account documentation requirements of applicable Rules, Standards, and Laws and Regulations have not been received by the Clearing Broker after prior request has been made therefor, the Clearing Broker may give the Introducing Broker notification that no orders and/or requests for disbursements will be accepted for the Introduced Account involved. For purposes of this Section 4.i), such non-acceptance shall become effective immediately if the Clearing Broker reasonably believes that acceptance of any order and/or request for disbursement would pose a regulatory, credit or litigation risk to the Clearing Broker. In the absence of such belief, the Introducing Broker shall be given 5 days' prior notice of such non-acceptance. If orders are placed for such account after immediate notice is given, or after the expiration of the 5 days' prior notice, as applicable, the Clearing Broker may reject such orders, but if such orders are accepted, full commission credit will be granted on such orders. This Agreement is not in any way intended to limit the responsibility of the Clearing Broker under the Rules, Standards, Laws and Regulations with respect to Introduced Accounts. Further, acceptance of an order after notification has been given shall not constitute a waiver of the Clearing Broker's right to reject any subsequent order for such Introduced Account if it fails to meet its account documentation requirements.

         ii) The Clearing Broker may treat transactions in any Introduced Account as cash transactions until such time as the Clearing Broker has received and accepted Margin Agreements, duly and validly executed in respect of such Introduced Account.

     5. AGENCY INTRODUCED ACCOUNTS. At the time of the opening of any agency Introduced Account, the Introducing Broker shall furnish the Clearing Broker with the name and address of any principal for whom the agent is acting and written evidence of the agent's authority.

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     6.  DILIGENCE AS TO ACCOUNTS. As between the Clearing Broker and the
     Introducing Broker, the Introducing Broker shall be responsible for compliance with Rule 405(3) of the Rules and any interpretations thereof and all similar applicable Rules, Standards, or Laws and Regulations and shall specifically approve the opening of any new account before forwarding such account to the Clearing Broker as a potential Introduced Account.

     7. CLEARING BROKER'S RIGHT TO REJECT/TERMINATE ACCOUNTS. The Clearing Broker reserves the right to reject any account that the Introducing Broker may tender to the Clearing Broker as a potential Introduced Account. The Clearing Broker also reserves the right to terminate any account previously accepted by it as an Introduced Account upon prior notice to the Introducing Broker.

     8. MINORS/OTHER PROHIBITED CUSTOMERS. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for ensuring that its Customers shall not be minors or subject to those prohibitions existing under the Rules, Standards, or Laws and Regulations generally relating to the incapacity of any Introduced Account or any conflict of interest relating to such Introduced Account.

B.   COMPLIANCE WITH MARGIN REQUIREMENTS.

     1. GENERALLY. With respect to Introduced Accounts that are margin accounts, the Clearing Broker is responsible for compliance with Regulation T, 12 C.F.R. Part 220, promulgated by the Board of Governors of the Federal Reserve System (the "Board"), and any interpretive rulings issued by the Board, and letter rulings of the Federal Reserve Bank of New York, Rules and interpretations of the NYSE and any other applicable initial margin and margin maintenance requirements of the Rules, Standards, or Laws and Regulations. The Introducing Broker is responsible to the Clearing Broker for the collection of margin required to support and maintain each transaction for each Introduced Account in conformity with the above initial margin and margin maintenance requirements, as well as house initial margin and margin maintenance requirements. After such initial margin on each transaction has been received, maintenance margin calls shall be generated by the Clearing Broker and made by the Clearing Broker or, at the Clearing Broker's option, by the Introducing Broker at the instructions of the Clearing Broker. The Introducing Broker shall be responsible for obtaining the amount due directly from the Introducing Broker's Customer. Subject to the terms of the applicable Margin Agreements, the Clearing Broker shall have the absolute right to modify, in its sole discretion, the margin requirements for any Introduced Account or any security position from time to time so that the Clearing Broker may call for additional margin and shall have sole discretion as to the amount of margin to be required of and maintained by Introduced Accounts.

     2. INSUFFICIENT MARGIN PROVIDED BY AN INTRODUCED ACCOUNT. In the event that satisfactory margin is not provided within the time specified by the Clearing Broker or securities sold are not delivered as required, subject to the terms of the applicable Margin Agreements, the Clearing Broker may take appropriate remedial action or direct the Introducing Broker to take such action as the Clearing Broker deems appropriate, including but not limited to the sale or purchase of securities for the Introduced Account.

C. DVP ACCOUNTS. The Introducing Broker agrees that all Customers of the Introducing Broker who engage in delivery versus payment ("DVP") or receive versus payment ("RVP") transactions (and their agents) will utilize the facilities of a securities depository for the confirmation, acknowledgment, and book entry settlement of all depository eligible transactions, subject to the exceptions to Rule 387 of the Rules. The Introducing Broker will be responsible for complying with the requirements of NYSE Rule 387 with respect to all DVP/RVP transactions, except for delivery of confirmations.

D. DEPOSITS OF PAYMENTS AND SECURITIES. To facilitate the keeping of records by the Clearing Broker, the Introducing Broker shall turn over promptly to the Clearing Broker, and the Clearing Broker shall provide the Introducing Broker with receipts for, any and all payments and securities that the Introducing Broker receives from Customers. Concurrently with the delivery of such payments or securities to the Introducing Broker, it shall furnish the Clearing Broker with such information as may be relevant or necessary to enable the Clearing Broker to record promptly and properly such payments and securities in the respective Introduced Accounts.

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E.   OTC TRANSACTIONS. On all over-the-counter transactions for Introduced
Accounts, the Introducing Broker shall furnish the Clearing Broker with the names of the respective purchasing and selling broker-dealers (except as otherwise provided below), the names of the purchasing and selling Customers, and the wholesale and retail purchase and sale prices. When the selection of the contra broker in an over-the-counter transaction is left to the Clearing Broker's discretion, the Clearing Broker will assume responsibility for any failure to pay by the contra broker. When the Introducing Broker executes its own over-the-counter order or designates the contra broker, in the event that the over-the-counter contra broker fails to perform its part of the transaction, the Introducing Broker will reimburse the Clearing Broker for any loss sustained thereby. The Clearing Broker reserves the right at any time to limit the size of transactions that the Clearing Broker will accept for clearance in these circumstances. If, after the Introducing Broker has received notice of such limitation, the Introducing Broker executes an order in excess of the limit established by the Clearing Broker, the Clearing Broker shall have the right to notify the other party and other dealer that it will not accept the transaction for clearance and settlement.


F. PRINCIPAL TRANSACTIONS WITH OTHER BROKER-DEALERS/GUARANTEED TRANSACTIONS WITH CUSTOMERS. The Introducing Broker understands and agrees that the character of the Clearing Broker's status as the Introducing Broker's agent, as is described in the Rule 382 Letter, and the Introducing Broker's responsibilities and liabilities under this Agreement, including but not limited to the indemnification provisions of Article VII, Section B, and the Introducing Broker's responsibility for NYSE Rule 405 compliance, remain unchanged with respect to any principal transaction. Accordingly, should an Introduced Account fail to perform its settlement obligations with respect to any Qualifying Transaction, then, notwithstanding the issuance of a Principal Letter, the Introducing Broker shall remain liable to the Clearing Broker, in accordance with the provisions of Article VII of this Agreement, for any resulting losses, claims, damages, liabilities and expenses suffered by the Clearing Broker.


G.   ORDERS/TRADING/SETTLEMENTS.

     1. The Introducing Broker shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to ensure that such approved orders are transmitted properly to the Clearing Broker (or to interfaces established by the Clearing Broker) for execution and clearance. The Clearing Broker reserves the right, in its reasonable discretion, upon prior notice (and only with respect to orders not yet received) to both the Introducing Broker and the Introduced Account, to restrict trading in any Introduced Account, including the Introducing Broker's proprietary or market making accounts, to liquidating orders or cash transactions only, or to prohibit certain trading strategies or trading of certain types of securities, or to reject any transaction that is not a paired or "riskless" transaction. The Clearing Broker reserves the right, in its reasonable discretion, to reject any order (i) that the Introducing Broker may transmit to the Clearing Broker for execution or clearance with respect to any account that has not been approved as an Introduced Account, (ii) under the conditions described in the Principal Letter, or (iii) where the Clearing Broker reasonably suspects fraud or misconduct. The Clearing Broker will not accept orders directly from Introduced Accounts.

     2. All transactions heretofore had, if any, between the Introducing Broker and the Clearing Broker with respect to orders given by or for the Introduced Accounts and cleared through the Clearing Broker shall be subject to the provisions of this Agreement.

     3. Any settlements which involve bank drafts, draft charges, including any interest expense, will be borne by the Introducing Broker unless created pursuant to errors or omissions of the Clearing Broker.

H. DILIGENCE AS TO ACCOUNTS/CAPACITY AND AUTHORITY/DISCRETIONARY ACCOUNTS/REGISTRATION.

     1. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for the supervisory review of all orders for the Introduced Accounts and shall ensure that any orders and instructions given by it or any of its partners, officers or employees to the Clearing Broker pursuant to the terms of this Agreement shall have been properly authorized in advance.

     2. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for making every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefor, in compliance with Rule 405(1) of the Rules, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of all certificates, papers, and signatures provided by each Introduced Account. Any investment advice furnished to an Introduced Account by the Introducing Broker or its partners, officers or employees shall be the sole and exclusive responsibility of the Introducing Broker.

     3. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for review of all Introduced Accounts and for compliance with any supervisory responsibility under Rule 405(2) of the Rules, including where applicable but not otherwise limited to matters involving the investment objectives of the Introduced Accounts, the suitability of the investments made by the Introduced Accounts, the reasonable bases for recommendations made to Introduced Accounts, and the frequency of trading in the Introduced Accounts, whether or not such transactions are instituted by the Introducing Broker, its partners, officers, employees or any registered investment adviser.

     4. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Introducing Broker's partners, officers or employees have discretionary authority, as required by Rule 408 of the Rules and any interpretations thereof and any other applicable Rules, Standards or Laws and Regulations. The Introducing Broker shall furnish the Clearing Broker with such documentation with respect thereto as may be requested by the Clearing Broker. The Introducing Broker hereby warrants that with regard to any orders or instructions given by the Introducing Broker with respect to such discretionary accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders in conformity therewith shall not be in violation of the Rules, Standards or Laws and Regulations.

     5. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self-regulatory organization, bank, trust company, insurance company, or other organization engaged in the securities business, and for compliance with Rule 407 of the Rules and any interpretations thereof and any other applicable Rules, Standards or Laws and Regulations. The Introducing Broker shall furnish the Clearing Broker with such documentation with respect thereto as may be reasonably requested by the Clearing Broker.

     6. The Introducing Broker shall be solely and exclusively responsible for ensuring that it is authorized to do business in any jurisdiction in which any Introduced Account resides or is domiciled.

I.   DISCLOSURE DOCUMENT DELIVERY/PROSPECTUS DELIVERY.

     1. The Introducing Broker shall be solely and exclusively responsible for compliance with any and all disclosure document delivery requirements in connection with Introduced Accounts that are option accounts and with any principal training or registration requirements relating to options trading in Introduced Accounts.

     2.  As between the Clearing Broker and the Introducing Broker, the

     Introducing Broker shall be responsible for timely delivery of (or making available to the Clearing Broker for timely delivery of) any prospectus required pursuant to the prospectus delivery requirements of the 1933 Act.

J. SUPERVISORY PROCEDURES/TRAINING/INSIDER TRADING. The Introducing Broker and the Clearing Broker shall each be responsible for the respective compliance by each with any supervisory procedures, including those under Rule 342 of the Rules, Section 27 of Article II of the Rules of Fair Practice of the NASD, and, to the extent applicable, any other related provisions of the Rules, Standards, Laws and Regulations, including but not otherwise limited to supervising the activities and training of their respective registered representatives, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

K. OPTIONS TRADING. The Introducing Broker represents that before it commences any trading in options for any Introduced Account, it will have a Senior Registered Options Principal registered with either the American Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. (the "NASD").

L. TRANSACTIONS EXECUTED AWAY. In the event the Introducing Broker executes orders away from the Clearing Broker, the Clearing Broker will use its best efforts to clear the transaction within a reasonable period.

M. RESTRICTED, CONTROL AND SHELF REGISTERED SECURITIES. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for compliance with any Rules, Standards, Laws and Regulations concerning transfers of restricted or control securities in Introduced Accounts. Securities delivered to the Clearing Broker on behalf of an Introduced Account for delivery in respect of a sale shall not be in legended form; provided, however, with respect to transactions the Introducing Broker may execute for Qualified Institutional Buyers (as such term is defined in Rule 144A of the 1933
Act), the Introducing Broker may deliver Rule 144A securities. In addition, the Clearing Broker may accept requests from the Introducing Broker for it to clear other unregistered or legended securities by amending Schedule A hereto.

N. TRUTH IN LENDING. As between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for compliance with Rule 10b-16 under the 1934 Act; provided, however, that any document provided to Customers by the Introducing Broker or its partners, officers or employees in connection therewith shall be approved in writing by the Clearing Broker in advance.

IV.  INFORMATION TO BE PROVIDED BY THE INTRODUCING BROKER

A.   FINANCIAL INFORMATION/FORM BD/FILINGS WITH OTHER REGULATORY BODIES.

     1. The Introducing Broker shall provide the Clearing Broker with copies of the Introducing Broker's annual audited financial statements as well as copies of all financial information and reports filed by the Introducing

     Broker with the NYSE (if a member), the NASD, the SEC, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) promptly after the filing therewith.

     2. The Introducing Broker shall submit to the Clearing Broker as reasonably requested by the Clearing Broker, additional information and reports relating to the Introducing Broker's financial integrity, including but not otherwise limited to information regarding the Introducing Broker's aggregate indebtedness ratio and net capital.

     3. The Introducing Broker shall provide the Clearing Broker with the Form BD and any amendment or supplement to the Form BD of the Introducing Broker, and, upon request, any information filed or on file with any regulatory body or agency relating to the Introducing Broker or any of its directors, officers and employees.

B.   THREATENED OR PENDING ACTIONS OR INVESTIGATIONS/OTHER INFORMATION

     1. The Introducing Broker shall provide the Clearing Broker, to the extent it affects or could foreseeably affect in a materially adverse way the Introducing Broker's business activities or financial condition (including its ability to meet its net capital requirements), with notice of any action, suit, investigation, inquiry, or proceeding currently pending or subsequently commenced against the Introducing Broker, any of its parent companies or subsidiaries, or any officer, director, general securities principal, financial or operations principal, or employee, of the Introducing Broker, or such parent companies or subsidiaries or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. The Introducing Broker will notify the Clearing Broker promptly of the Introducing Broker's becoming aware of the initiation of any such action, suit, investigation, inquiry, or proceeding.

     2. The Introducing Broker shall provide the Clearing Broker with all appropriate data in its possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to the Clearing Broker pursuant to the terms of this Agreement. The Clearing Broker shall be responsible for all costs incurred by the Introducing Broker in connection with the preparation and provision of such information, if such information is non-routine and extraordinary in nature.

C. PARTICIPATION IN DISTRIBUTIONS. The Introducing Broker shall provide the Clearing Broker with written notice of securities as to which the Introducing Broker intends to participate in the distribution (whether as part of the underwriting or selling group). The Clearing Broker shall have the right to limit or prohibit the

Introducing Broker's distribution activities with regard to any security for which clearing services are provided under the terms of this Agreement. Under no circumstances may the Introducing Broker join a syndicate without the prior written approval of the Clearing Broker.

V.   INFORMATION TO BE PROVIDED BY THE CLEARING BROKER

The Clearing Broker shall provide the Introducing Broker with all appropriate data in its possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to the Introducing Broker pursuant to the terms of this Agreement. The Introducing Broker shall be responsible for all costs incurred by the Clearing Broker in connection with the preparation and provision of such information, if such information is non-routine and extraordinary in nature.

VI.  COMMUNICATIONS WITH CUSTOMERS AND OTHERS

A.   NYSE RULE 382.

     1. The Clearing Broker, prior to or concurrently with the provision of the Principal Letter, will notify the Introducing Broker's Customers in writing as to the general nature of the services to be provided by the Clearing Broker pursuant to this Agreement, the respective obligations of the parties hereto, and any other Customer-related responsibilities of the parties to this Agreement, which notification will comply with Rule 382 of the Rules (the "Rule 382 Letter"). The Rule 382 Letter is attached to Exhibit B of this Agreement.

     2. The Clearing Broker shall inform the Introducing Broker's Customers pursuant to such Rule 382 Letter that all inquiries and correspondence should be directed to the Introducing Broker. In the event such correspondence is not directed to the party who is responsible under the terms of this Agreement for the area to which the correspondence relates, the Introducing Broker or the Clearing Broker shall expeditiously forward such correspondence to the appropriate party, which shall respond to it.

B. WRITTEN APPROVAL REQUIRED FOR REFERENCES TO THE CLEARING BROKER OR ITS AFFILIATES. The Introducing Broker shall not, without the prior written approval of the Clearing Broker, (i) place any advertisement in any newspaper, publication, periodical or any other media, (ii) communicate with the general public in any manner whatsoever, or (iii) communicate with any Customer in writing, if such advertisement or communication in any manner makes reference to the Clearing Broker or any affiliate of the Clearing Broker or to the clearing arrangements and the services embodied in this Agreement, except to the extent necessary to support the execution and/or clearance of transactions permitted under this Agreement. Notwithstanding the foregoing, the Introducing Broker may make such disclosures of this Agreement and references to the Clearing Broker and the services provided to the Introducing Broker hereunder as it reasonably believes are required by applicable Laws and Regulations or as necessary to perform its obligations hereunder.

C. TERMINATION UPON MISREPRESENTATION OF CLEARING RELATIONSHIP AS BRANCH, AFFILIATION OR AGENCY. Should the Introducing Broker in any way hold itself out as, advertise or represent that it is the agent of, affiliated with, or a branch of the Clearing Broker, the Clearing Broker shall have the power, at its option, to terminate this Agreement and the Introducing Broker shall be liable for any loss, liability, damage, cost or expense (including but not otherwise limited to reasonable fees and expenses of legal counsel) sustained or incurred by the Clearing Broker as a result of such advertisement or representation. Notwithstanding the provisions of paragraph C of Article X below that any dispute or controversy between the parties hereto relating to or arising out of this Agreement shall be referred to and settled by arbitration, in connection with any breach by the Introducing Broker of this paragraph, the Clearing Broker may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, by application to the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York (the jurisdiction of which the Introducing Broker hereby consents to), to seek such temporary or provisional relief or remedy ("provisional remedy") provided for by the laws of the United States of America or the laws of the State of New York as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties hereto acknowledge and agree that it is their intention to have any such application for a provisional remedy decided by the court to which it is made and that such application shall not be referred to or settled by arbitration. No such application to either said court for a provisional remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with paragraph C of Article X below.

VII. ERRORS, CONTROVERSIES AND INDEMNITIES

A. INDEMNIFICATION FROM CLEARING BROKER. The Clearing Broker hereby agrees to indemnify, defend and hold harmless the Introducing Broker and each person, if any, who controls the Introducing Broker within the meaning of Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney's fees and costs, as a result of the bad faith, willful misconduct, negligence, or criminal acts or omissions on the part of any of the Clearing Broker's directors, officers, employees, agents or representatives with respect to the Clearing Broker's performance of this Agreement.

B. INDEMNIFICATION FROM INTRODUCING BROKER. The Introducing Broker hereby agrees to indemnify, defend and hold harmless the Clearing Broker and each person, if any, who controls the Clearing Broker within the meaning of Section 20 of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney's fees and costs, as a result of any material act or omission on the part of any of the Introducing Broker's directors, officers, employees, agents or representatives with respect to the Introducing Broker's performance of this Agreement.

C.   NOTIFICATION REQUIREMENTS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article VII, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (or the indemnifying party fails to respond to a request for its consent within 30 days) or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes a release of such indemnified party from all liability on claims that are the subject matter of such proceeding to the same extent as the indemnifying party is released.

D. SURVIVAL OF INDEMNITY. The indemnification provisions in this Article VII, and the indemnification provisions embodied within Article III, Section E hereof, shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination for a period of 6 years; with respect to any action initiated prior to the end of the 6 year term, the indemnification provisions shall survive until such action is finally determined (by adjudication, arbitration or settlement).

E. NO THIRD PARTY BENEFICIARIES. The only parties with rights and remedies under or by reason of this Agreement are the Introducing Broker and the Clearing Broker, and there are no intended third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, in no event shall either party be responsible to any person or each other for indirect damages arising out of any of either party's actions or inactions, even if notified of the possibility thereof.

VIII.    ADDITIONAL REPRESENTATIONS AND WARRANTIES

A. THE INTRODUCING BROKER. The Introducing Broker represents, warrants, and covenants as follows:

         1. The Introducing Broker shall (a) maintain at all times a net capital computed in accordance with Rule 15c3-1 of the 1934 Act of at least $7,000,000 and (b) immediately notify the Clearing Broker when (i) its net capital is less than the amount set forth in (a) above, (ii) its Aggregate

Indebtedness Ratio reaches or exceeds 10 to 1, or (iii) if the Introducing Broker has elected to operate under paragraph (f) of rule 15c3-1, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3. Notwithstanding the foregoing, should the Introducing Broker's net capital at any time be less than the minimum set forth in (a) above, the Introducing Broker will have ten (10) days within which to eliminate such deficiency, provided that under no circumstances shall the Introducing Broker's net capital fall below $5,000,000.

         2. The Introducing Broker is a member in good standing of the NASD and, if it is a member of the NYSE, is in good standing. The Introducing Broker agrees to promptly notify the Clearing Broker of any additional exchange memberships or affiliations. The Introducing Broker shall also comply with whatever non-member access rules have been promulgated by any National Securities Exchange or any other securities exchange of which it is not a member.

         3. The Introducing Broker is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker-dealer under all applicable Laws and Regulations.

         4. The Introducing Broker has all the requisite authority in conformity with all applicable Rules to enter into this Agreement and to retain the services of the Clearing Broker in accordance with the terms hereof and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

         5. The Introducing Broker is in compliance, and during the term of this Agreement will remain in compliance with (i) the capital and financial reporting requirements of every National Securities Exchange or other securities exchange and/or securities association of which it is a member, (ii) the capital requirements of the SEC, and (iii) the capital requirements of every state in which it is licensed as a broker-dealer.

         6. The Introducing Broker shall keep confidential any confidential information the Introducing Broker may acquire as a result of this Agreement regarding the business and affairs of the Clearing Broker except to the extent required to be disclosed by applicable Laws and Regulations. This requirement shall survive the life of this Agreement.

         7. The Introducing Broker shall keep confidential the pricing terms negotiated and agreed upon between the Introducing Broker and the Clearing Broker from time to time, except to the extent required to be disclosed by applicable Laws and Regulations. This requirement shall survive the life of this Agreement.

         8. All transactions introduced to the Clearing Broker by the Introducing Broker on behalf of an Introduced Account are authorized by the Introduced Account.

         9. All orders or transactions introduced to the Clearing Broker by the Introducing Broker for Introduced Accounts shall comply in all respects with applicable Laws and Regulations and Rules and Standards; and, as between the Clearing Broker and the Introducing Broker, the Introducing Broker shall be responsible for (i) using due diligence to learn and on a continuing basis to know the essential facts of each Customer, including verifying the address changes communicated to it of each Customer, knowing all persons communicated to it as holding power of attorney over any Introduced Account, being familiar with each order requested by it to be executed and/or cleared in any Introduced Account and at all times fully complying with Rule 405 of the New York Stock Exchange, Inc., and any interpretations thereof, and all similar applicable rules; (ii) selecting, investigating, training, and supervising all personnel of the Introducing Broker who open, approve, or authorize transactions in the Introduced Accounts; (iii) establishing written procedures for the conduct of the Introduced Accounts and ongoing review of all transactions in Introduced Accounts, and maintaining compliance and supervisory personnel adequate to implement such procedures; (iv) determining the suitability of all transactions, including option transactions; (v) ensuring that there is a reasonable basis for all recommendations made to Customers; (vi) determining the appropriateness of the frequency of trading in Introduced Accounts; (vii) determining the authorization of each transaction in Introduced Accounts; and
(viii) obtaining and maintaining all documents necessary for the performance by the Introducing Broker of its responsibilities under this Agreement and retaining such documents in accordance with all applicable Laws, Rules, and Regulations.

         10. The Introducing Broker shall not generate and/or prepare and send any statements, bills, or confirmations respecting transactions for any Introduced Account that have been introduced to the Clearing Broker unless expressly authorized to do so in writing by the Clearing Broker.

         11. The Introducing Broker shall carry a $1,000,000 Securities Dealer Blanket Bond insurance policy (with a $10,000 deductible) meeting requirements as to form and type of coverage as the relevant regulatory agency (either the NYSE or NASD) may prescribe in order to fully protect and indemnify the Clearing Broker against any loss, liability, damage, cost, or expense (including but not otherwise limited to fees and expenses of legal counsel) that the Clearing Broker may suffer or incur, directly or indirectly, as a result of any act of the Introducing Broker's employees, agents, or partners. The insurance policy should cover, but is not limited to, the following items: employee fidelity, premises, transit, forgery, securities, counterfeiting, facsimile signatures, central handling of securities (if required by the Introducing Broker's self-regulatory organization), computer systems, and loss payee and notification (with the Clearing Broker designated as "joint loss payee").

         12. The Introducing Broker has disclosed to the Clearing Broker every action, suit, investigation, inquiry, or proceeding pending, as described in
Section IV.B. of this Agreement.

B.       THE CLEARING BROKER.   The Clearing Broker represents, warrants,
and covenants as follows:

         1.   The Clearing Broker is a member in good standing of the NASD and the NYSE.

         2. The Clearing Broker is and during the term of this Agreement will remain duly licensed and in good standing as a broker-dealer under all applicable Laws and Regulations.

         3. The Clearing Broker has all the requisite authority, in conformity with all applicable Rules, Standards, Laws and Regulations, to enter into and perform this Agreement and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

         4. The Clearing Broker is in compliance, and during the term of this Agreement will remain in compliance with (i) the capital and financial reporting requirements of every National Securities Exchange and/or other securities exchange or association of which it is a member, (ii) the capital requirements of the SEC, and (iii) the capital requirements of every state in which it is licensed as a broker-dealer.

         5. The Clearing Broker represents and warrants that the names and addresses of the customers of the Introducing Broker that have or may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are and will be kept confidential and shall not be utilized by the Clearing Broker except in connection with the functions performed by the Clearing Broker pursuant to this Agreement. Notwithstanding the foregoing, should an Introduced Account request, on an unsolicited basis, that the Clearing Broker become its broker, acceptance of such Introduced Account by the Clearing Broker shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

         6. The Clearing Broker shall keep confidential any confidential information it may acquire as a result of this Agreement regarding the business and affairs of the Introducing Broker or of an Introduced Account, except to the extent required to be disclosed by applicable Laws and Regulations. This requirement shall survive the life of this Agreement.

         7. The Clearing Broker will maintain customer documents provided to it, as well as its books and records, in accordance with applicable Laws and Regulations.

         8. The Clearing Broker maintains adequate disaster recovery plans and facilities.

         9. The Clearing Broker shall keep confidential the pricing terms negotiated and agreed upon between the Clearing Broker and the Introducing Broker from time to time, except to the extent required to be disclosed by applicable Laws and Regulations. This requirement shall survive the life of this Agreement.

         10.   The execution and/or clearing of transactions for Introduced

Accounts by the Clearing Broker shall comply with all applicable Laws and Regulations.

IX.      TERMINATION

A. EVENTS OF DEFAULT. Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this
Agreement:

         1. either party hereto shall fail to perform or observe any term, covenant, or condition to be performed hereunder (including, but not limited to, any representation, warranty, or covenant relating to net capital requirements) and such failure shall continue to be unremedied for a period of ten (10) days after receipt by the defaulting party of written notice from the non-defaulting party specifying the failure and demanding that the same be remedied; or

         2. any representation or warranty made by either party hereto shall prove to be incorrect at any time in any material respect and such inaccuracy, as determined solely by the non-defaulting party in its reasonable discretion, either (i) is incapable of cure or (ii) continues uncured for a period of 24 hours, or such longer period as may be specified by the non-defaulting party, after the non-defaulting party notifies the defaulting party of the inaccuracy and demands a cure; or

         3. a receiver, liquidator, or trustee of either party hereto or of any material property held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either party is adjudicated bankrupt or insolvent; or a substantial amount of property of either party is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against either party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filings; or

         4. either party hereto files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

         5. either party hereto makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party; or

         6. either party hereto is enjoined, disabled, suspended, prohibited, or otherwise unable to engage in the securities business as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, any National Securities Exchange, or any self-regulatory organization having jurisdiction over that party.

B. TERMINATION UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence of any such Event of Default, the nondefaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been communicated to the defaulting party. If the Introducing Broker defaults, the Clearing Broker shall have sole discretion to determine what orders, if any, it shall accept for any Introduced Account, and shall in addition to all rights it has under this Agreement, have all rights granted to it under any Margin Agreement incorporated by reference herein. In such event, the Clearing Broker shall be entitled, upon the consent of the Customer, to accept instructions directly from the Customer.

C. TERMINATION FOR OTHER REASONS. This Agreement may be canceled by either of the parties hereto upon one hundred and twenty (120) days' written notice, with or without cause; provided, however, that this Agreement may be terminated by the Clearing Broker (i) at any time if there is a change in control or ownership of the Introducing Broker, or (ii) upon thirty (30) days' prior written notice if there is a material change in the management of the Introducing Broker such that, in the Clearing Broker's reasonable discretion, a bona fide question is raised as to the desirability of continuing the Clearing Agreement, in each case without the prior written approval of the Clearing Broker.

D. SURVIVAL OF LIABILITIES. Termination of this agreement in any manner will not release the Introducing Broker or the Clearing Broker from any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions will have been made before or after such termination.

E. EARLY TERMINATION. In the event that the Introducing Broker terminates this Agreement for any reason, other than the Clearing Broker's (i) imposition of new fee schedules, (ii) raising of the Collateral Deposit, or (iii) failure to perform its obligations hereunder, prior to two years following the date hereof, the Introducing Broker shall pay to the Clearing Broker a termination fee equal to the expenses incurred by the Clearing Broker in establishing systems procedures and capacity for servicing the Introducing Broker and in discontinuing this Agreement. The Clearing Broker shall provide the Introducing Broker with a detailed statement and breakdown of any such termination fee. If there is insufficient collateral in the Collateral Account to cover all or part of the termination fee (in addition to any other liabilities of the Introducing Broker to the Clearing Broker), said fee shall be paid within ten (10) days after the Introducing Broker's receipt of a statement of the Clearing Broker setting forth the expenses incurred by the Clearing Broker; provided, however, such fee shall not exceed $100,000 if termination occurs on or prior to one year from the date of this Agreement, and $50,000 if termination occurs after the first year but prior to two years from the date of this Agreement.

X.       MISCELLANEOUS

A. AGREEMENT SUPERSEDES PREVIOUS AGREEMENTS/MODIFICATIONS. This Agreement supersedes any previous agreement and may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed to be a cancellation of this Agreement.

B. SUBMISSION OF AGREEMENT FOR APPROVAL. This Agreement shall be submitted to and/or approved by any National Securities Exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereof. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

C. ARBITRATION/LITIGATION. Any dispute or controversy between the Introducing Broker and the Clearing Broker relating to or arising out of their relationship or this Agreement shall be settled by arbitration in New York before and under the rules of the Arbitration Department of the NYSE, unless the transaction which gave rise to such dispute or controversy was effected in another exchange or market which provides arbitration facilities, in which case it shall be settled by arbitration under such facilities. In the event that litigation proceedings in court or in arbitration are commenced by a Customer of the Introducing Broker against one of the parties to this Agreement, the other party to this Agreement, solely for purposes of its indemnification obligations hereunder, hereby waives any procedural or jurisdictional defenses to the assertion by such party of such claims in such forum.

D. ASSIGNABILITY. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Introducing Broker or the Clearing Broker. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by either party shall be valid unless the other party consents to such an assignment in writing; provided, however, any assignment by the Clearing Broker to any subsidiary that it may create or acquire or that is controlled directly or indirectly by the Clearing Broker, or any affiliate that is controlled directly or indirectly by the Clearing Broker's parent, will be deemed valid and enforceable in the absence of any consent from the Introducing Broker. When consent is required by either party, such consent will not be unreasonably withheld. Neither this Agreement nor any relationship or operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Introducing Broker and the Clearing Broker.

E. GOVERNING LAW. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the State of New York without reference to the conflict of law provisions thereof.

F. HEADINGS. The headings preceding the text, articles, and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.


G. SERVICES COVERED BY THIS AGREEMENT. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon the Introducing Broker any special treatment regarding any other arrangements, agreements or understandings that presently exist or which may hereafter exist between the Introducing Broker and the Clearing Broker or any affiliate of the Clearing Broker. The Introducing Broker shall be under no obligation whatsoever to deal with the Clearing Broker or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with the Clearing Broker, in any capacity other than as set forth in this Agreement. Similarly, the Clearing Broker shall be under no obligation whatsoever to deal with the Introducing Broker or any of its affiliates in any capacity other than as set forth in this Agreement.

H. SEVERABILITY. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

I. WAIVER. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

J. NOTICES. All notices, consents, directions, approvals, restrictions, requests, or other communications required or permitted to be delivered hereunder shall be given to the parties hereto, effective upon delivery (facsimile transmissions shall be effective upon transmission), as follows:

         If to the Clearing Broker:         Morgan Stanley & Co. Incorporated
                                            One Pierrepont Plaza
                                            Brooklyn, NY 11201
                                            Attention: Kevin J. Browne

         If to the Introducing Broker:      Euro Brokers Maxcor Inc.
                                            Two World Trade Center
                                            Suite 8400
                                            New York, NY  10048-0697
                                            Attention:  Keith E. Reihl

Either party may change its address for notice purposes by giving written notice pursuant to registered mail of the new address to the other party. Termination shall not affect any of the rights and liabilities of the parties hereto incurred before the date of receipt of such notice of termination.



K. SOFTWARE AND HARDWARE PROVIDED BY THE CLEARING BROKER TO THE INTRODUCING BROKER. The Clearing Broker may provide certain software and data ("Software") that are or may be used by the Introducing Broker under license from the Clearing Broker. In addition, the Introducing Broker may also use certain hardware or communication facilities ("Hardware") provided by the Clearing Broker. The Introducing Broker understands and agrees that the Software is proprietary and confidential to the Clearing Broker, incorporates trade secrets of the Clearing Broker and constitutes valuable property of the Clearing Broker. The Introducing Broker agrees not to disclose or provide the Software to any third party without the written permission of the Clearing Broker.

L. LIMITATION OF LIABILITY. Neither party shall not be liable to the other for any loss caused, directly or indirectly, by government restrictions, exchange or market rulings, suspension of trading, war (whether declared or undeclared), terrorist acts, insurrection, riots, flooding, strikes, failure of utility services, accidents, adverse weather or other events of nature, including but not limited to earthquakes, hurricanes and tornadoes, or other conditions beyond the control of such party.

M. INVESTIGATION OF INTRODUCING BROKER'S CREDIT. The Clearing Broker shall have the right to investigate, or arrange for an appropriate party to investigate, the Introducing Broker's credit. Nothing in this paragraph shall be construed to relieve the Introducing Broker of its obligation to oversee its financial integrity.

N.       NONCOMPETITION.

         1. The Introducing Broker. Without the prior written consent of the Clearing Broker, the Introducing Broker will not during the period of this Agreement and for one year following its termination, hire or attempt to hire any person who is employed by the Correspondent Services business unit of the Clearing Broker or whose employment with the Correspondent Services business unit of the Clearing Broker terminated within the six month period prior to the termination of this Agreement.

         2. The Clearing Broker. Without the prior written consent of the Introducing Broker, the Correspondent Services business unit of the Clearing Broker will not during the period of this Agreement and for one year following its termination, hire or attempt to hire any person who is employed by the Introducing Broker or whose employment with the Introducing Broker terminated within the six month period prior to the termination of this Agreement.

Made and executed at New York, New York on the date first hereinabove set forth.

EURO BROKERS MAXCOR INC.

By:/s/ Keith E. Reihl

   -------------------
   Keith E. Reihl
   Chief Operating Officer


MORGAN STANLEY & CO. INCORPORATED

By:/s/ Kevin J. Browne
   --------------------
   Kevin J. Browne
   Managing Director

                                   SCHEDULE A
                                   ----------

Schedule A has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

MORGAN STANLEY                                      Exhibit A

                                                        MORGAN STANLEY & CO.
                                                        INCORPORATED
                                                        ONE PIERREPONT PLAZA
                                                        BROOKLYN, NEW YORK 11201
                                                        (718) 754-4000

Date

By Facsimile/Federal Express
----------------------------

USA Securities Incorporated
1 Wall Street
New York, NY 10008

Attn:    Senior Credit Officer

                          Re: Euro Brokers Maxcor Inc.

Ladies and Gentlemen:

This letter sets forth the procedures concerning "Qualifying Transactions" (as defined) initiated by Euro Brokers Maxcor Inc. ("Euro Brokers") in which USA Securities Incorporated ("USA Securities") and Morgan Stanley & Co.
Incorporated ("Morgan Stanley") act as principals in the respective trades. For purposes of this letter, "Qualifying Transactions" mean transactions involving the purchase or sale of Euroclear, Cedel and/or DTC eligible Eurobonds, Brady Bonds and warrants, other non-US securities settling within their local markets, and U.S. domestic Treasury, Municipal and Corporate bonds.

It is expected that authorized employees of Euro Brokers will, by telephone or by other acceptable means of communication, directly contact your trading desk to initiate Qualifying Transactions between USA Securities and Morgan Stanley. Please note, however, that such authorized employees of Euro Brokers will not be acting as Morgan Stanley's agent. USA Securities agrees that (i) until the observance of the following procedures (x) no proposed Qualifying Transaction will be accepted or consummated by Morgan Stanley, (y) no proposed transaction initiated by Euro Brokers will be binding on Morgan Stanley, (z) Morgan Stanley will have no responsibility whatsoever with respect to any non-acceptance or non-consumation of such proposed Qualifying Transaction, including without limitation any obligation to reimburse USA Securities for any losses sustained or costs incurred in connection therewith, and (ii) Morgan Stanley's obligations in connection with any Qualifying Transaction will be expressly conditioned upon the observance of the following procedures:

         a) for Euroclear, Cedel or DTC eligible securities, the matching/affirmation of such Qualifying Transactions at Euroclear, DTC, or other recognized comparison system, and

         b) for other non-US securities settling locally; promptly upon the initiation of a proposed Qualifying Transaction by an authorized employee of Euro Brokers, USA Securities' trading desk must telephone an authorized employee of Morgan Stanley at 718-754-5511 and provide details regarding the proposed Qualifying Transaction. Morgan Stanley will either (i) on the basis of its records, confirm the Qualifying Transaction to USA Securities, or (ii) contact Euro Brokers to confirm the terms of the proposed Qualifying Transaction, in which case, immediately upon confirming the transaction with Euro Brokers, Morgan Stanley will recontact USA Securities to confirm that the transaction is a Qualifying Transaction.

USA Securities Incorporated                                    MORGAN STANLEY
Page 2

Only when the foregoing procedures have been followed will Morgan Stanley thereafter act as principal in the Qualifying Transaction. USA Securities confirms and agrees that once the Qualifying Transaction has been appropriately confirmed, USA Securities will act as principal on the other side of the Qualifying Transaction. Whether or not a Qualifying Transaction is confirmed, Euro Brokers will never itself be a principal in a trade.

All USA Securities customary documentation for Qualifying Transactions, regardless of how initiated, should be sent to Morgan Stanley, and Morgan Stanley will send USA Securities its usual documentation in connection therewith.

The terms of this letter, and our respective obligations hereunder, will commence only upon receipt and acceptance by Morgan Stanley of a copy of this letter signed by USA Securities. Morgan Stanley will not accept and confirm any trade initiated by Euro Brokers prior to such time. Once accepted by Morgan Stanley, this letter will be effective as of the date of its acceptance and will remain in force until [Date + 12 months] and continue automatically thereafter unless and until terminated in writing by either party prior to such date. Notwithstanding the foregoing, Morgan Stanley reserves the right at any time, including prior to [Date + 12 months], to terminate this agreement, upon notice to USA Securities with no liability as a result. All Qualifying Transactions initiated prior to either party's receipt of any notice of termination from the other party shall be subject to the terms and conditions described herein.


This letter, including the procedures outlined herein, represents the entire agreement among the parties, and supersedes any prior agreements or understandings among the parties with respect to the subject matter hereof.

If you agree with the procedures described above, please have an authorized individual sign and date the enclosed copies of this letter and return them to Morgan Stanley & Co. Incorporated, 1 Pierrepont Plaza, 10th Floor, Brooklyn, NY 11201, Attention: Mr. Loc Nguyen. Once accepted by Morgan Stanley by countersignature below, a fully executed original of this letter will be forwarded to you for your records.

                                              Very truly yours,

                                              Morgan Stanley & Co. Incorporated

ACCEPTED AND AGREED                           ACCEPTED AND AGREED

this ___ day of___________, 19__              this ___ day of _________, 19__

Morgan Stanley & Co. Incorporated             USA Securities Incorporated

By (print name):_________________             By (print  name):_________________

Title (print):___________________             Title (print):____________________

Signature:_______________________             Signature:________________________

MORGAN STANLEY                                      Exhibit B

                                                        MORGAN  STANLEY & CO.
                                                        INCORPORATED
                                                        ONE PIERREPONT PLAZA
                                                        BROOKLYN, NEW YORK 11201
                                                        (718) 754-4000

By Federal Express
------------------

American Investment Management, Inc.
60 Wall St
New York, NY 10048
Attn: James Duff

         Re:   Your Brokerage Account With USA Brokers, Inc.
               ---------------------------------------------

Ladies and Gentlemen:

         This letter is provided in connection with the securities account you have opened with USA Brokers, Inc. ("Your Introducing Broker"), the firm through which you conduct your securities transactions. Your Introducing Broker has a contractual arrangement (a "Clearing Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley") for securities execution and clearance services. The attached Rule 382 Letter, a copy of which will also be sent to you by mail upon your account being opened, advises you about the allocation of responsibilities between Morgan Stanley and Your Introducing Broker under the terms of the Clearing Agreement. The Rule 382 Letter advises you that Morgan Stanley acts as agent to Your Introducing Broker, performing only limited functions.

         This letter relates to an arrangement between Morgan Stanley and Your Introducing Broker with respect to certain "Qualifying Transactions" (as defined) for your account in which you and Your Introducing Broker act as principal. For purposes of this letter, "Qualifying Transactions" mean transactions involving only the purchase or sale of (i) "exempted securities" (as defined in the Securities Exchange Act of 1934, as amended), or (ii) Corporate Bonds, Medium Term Notes, Deposit Notes, and Mortgage Backed Securities, or (iii) Euro Bonds, Brady Bonds and Warrants and non-U.S. Securities settling within their local markets.

         Upon the initiation of a Qualifying Transaction between your authorized trader and an authorized employee of Your Introducing Broker, Your Introducing Broker will telephone a Morgan Stanley contact detailing the Qualifying Transaction. In accordance with the procedures agreed upon between Morgan Stanley and Your Introducing Broker, Morgan Stanley will recognize the Qualifying Transactions only if Morgan Stanley accepts and confirms the order ("Confirmed Qualifying Transactions"). With respect to such Confirmed Qualifying Transactions only, Morgan Stanley has agreed with Your Introducing Broker that, in the event Your Introducing Broker cannot perform its obligations to you thereunder, Morgan Stanley guarantees to you that it will either (i) pay to you, upon Your Introducing Broker's failure to do so and upon Morgan Stanley's receipt from you of securities sold, such dollar amount as is owed to you from any sale transaction, or (ii) for any purchase transaction, deliver to you, upon Your Introducing Broker's failure to do so and upon Morgan Stanley's receipt from you of funds to pay for securities purchased, either such securities or, if Morgan Stanley is unable to deliver such securities, cash equal to the fair market value of such securities as of trade date. This letter does not

American  Investment  Management, Inc,                         MORGAN STANLEY

Page 2

operate to change the character of Morgan Stanley's status as agent of Your Introducing Broker as described in the attached Rule 382 Letter. In addition, this letter does not operate as an unqualified guarantee of Your Introducing Broker's obligations to you.

           The terms of this letter will commence only upon receipt and acceptance by Morgan Stanley of a copy of this letter signed by you, and does not relate to any Qualifying Transaction initiated between you and Your

Introducing Broker prior to such time. Moreover, Morgan Stanley, in its sole discretion, may revoke this letter and/or terminate its arrangement with Your Introducing Broker at any time. You will receive prior written notice of any such revocation or termination.

         Two copies of this letter are enclosed. Please sign and date the acknowledgment set forth below on both copies and return them to Morgan Stanley & Co. Incorporated, 1 Pierrepont Plaza, l0th Floor, Brooklyn, NY 11201, Attn:
Loc Nguyen. By executing this letter you acknowledge that you have read and understand the attached Rule 382 Letter and the allocation of responsibilities between Morgan Stanley and Your Introducing Broker.

           Once this letter has been accepted by Morgan Stanley by countersignature below, a fully executed original of this letter will be forwarded to you for your records. Any questions you may have regarding the arrangement described herein should be referred to Your Introducing Broker.

                                              Very truly yours,

                                              Morgan Stanley & Co. Incorporated

ACKNOWLEDGED AND AGREED TO                    ACCEPTED AND AGREED
this __ day of______________, 1997            this __ day of _____________, 1997

Name (print):____________________             Morgan Stanley & Co. Incorporated

By (print):______________________             By (print):_____________________

Title (print):___________________             Title (print):__________________

Signature:_______________________             Signature:______________________



Enclosure

MORGAN STANLEY

                                                       MORGAN STANLEY & CO.
                                                       INCORPORATED
                                                       CORRESPONDENT SERVICES
                                                       ONE PIERREPONT PLAZA
                                                       BROOKLYN, NEW YORK 11201

                                 RULE 382 LETTER

Dear Customer:

      You have opened a securities account with a brokerage firm that has a contractual arrangement with Morgan Stanley & Co. Incorporated ("Morgan

Stanley") for securities execution and clearance services. This letter is to inform you about the allocation of responsibilities contained in the agreement between Morgan Stanley and the brokerage firm through which you conduct your purchases and sales of securities. Your brokerage firm is not an affiliate or subsidiary of Morgan Stanley, its parent corporation, or any of Morgan Stanley's affiliated companies; nor are your brokerage firm's registered representatives or other employees employed by Morgan Stanley, its parent corporation, or affiliated companies. Morgan Stanley's corporate headquarters is located at 1585 Broadway, New York, New York 10036.

      You have appointed your brokerage firm for whom Morgan Stanley executes and clears securities transactions to act as your agent for the purpose of carrying out your directions with respect to your purchase or sale of securities. Morgan Stanley has been informed that your brokerage firm is authorized to open or close brokerage accounts, place and withdraw orders and take such other steps as are responsible to carry out your directions. Until receipt of your written notice to the contrary, Morgan Stanley may accept instructions for your account from your brokerage firm without inquiry or investigation by Morgan Stanley. Morgan Stanley is not responsible or liable for any acts or omissions of your brokerage firm or its employees, nor is it responsible for any indirect or consequential damages under any circumstances caused by your brokerage firm. As between you and Morgan Stanley, you shall be responsible for any action taken by Morgan Stanley in your account based upon instructions Morgan Stanley received from either you or your brokerage firm.

      You understand that Morgan Stanley does not act as investment adviser or solicit orders, that Morgan Stanley does not advise you or your brokerage firm on any matters pertaining to the suitability of any order, offer any opinion, judgment or other type of information pertaining to the nature, value, potential or suitability of any particular investment, or review the appropriateness of investment advice or transactions entered by your brokerage firm on your behalf. Morgan Stanley neither controls, audits or otherwise supervises the activities of your brokerage firm or its registered representatives, nor does it verify information provided by your brokerage firm regarding your account, including any transactions therein.

      Your brokerage firm shall at all times be exclusively responsible for:

- Opening, approving, servicing, and monitoring your account, including obtaining and verifying your new account information.

- Obtaining personal information from you, including your investment objectives.

- Reviewing your account and all orders for that account, which includes supervising all investment advice given to you and, if your account is a discretionary account, supervising the exercise of such discretion.

- Accepting and arranging for execution of your transactions, and establishing procedures for reviewing and transmitting orders prior to execution.

- Determining commissions, mark-ups or other fees charged for your transactions, a portion of which may be shared by your brokerage firm and

      Morgan Stanley.

- Transmitting instructions concerning your account to Morgan Stanley either generally or in connection with tender or exchange offers or any other form of corporate reorganization, unless Morgan Stanley accepts instructions directly from you.